================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 16, 2006

                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                  1-14064                         11-2408943
(State or other jurisdiction    (Commission File    (IRS Employer Identification
       of incorporation)             Number)                      No.)

767 Fifth Avenue, New York, New York                                    10153
(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code
                                  212-572-4200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
================================================================================

ITEM 2.02 Results of Operations and Financial Condition.

On August 16, 2006, The Estee Lauder Companies Inc. (the "Company," "we," "our") issued a press release announcing its fiscal 2006 full year and fourth quarter results and its estimated fiscal 2007 first quarter and full year results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01 Other Events.

In addition to the risks disclosed by the Company regarding an investment in the Company's securities, investors should consider the following:

The price of our securities periodically may rise or fall based on the accuracy of analysts' or others' predictions of our earnings or other financial performance.

Our business planning process is designed to maximize the long-term strength, growth and profitability of the Company, not to achieve an earnings target in any particular fiscal quarter. We believe that this longer-term focus is in the best interests of the Company and our stockholders. However, we do recognize that it may be helpful to provide investors with guidance as to what we think will be our future net sales and earnings. Accordingly, when we announced our year-end financial results for fiscal 2006, we provided guidance as to our expected net sales and earnings for the fiscal year ending June 30, 2007 and the quarter ending September 30, 2006. While we generally expect to provide updates to our guidance when we report our results each fiscal quarter, we assume no responsibility to update any of our forward-looking statements at such times or otherwise.

In all of our public statements when we make, or update, a forward-looking statement about our sales and/or earnings expectations, we accompany such statements directly, or by reference to a public document, with a list of factors that could cause our actual results to differ materially from those we expect. Such a list is included, among other places, in our earnings press release and in our periodic filings with the Securities and Exchange Commission (e.g., in our reports on Form 10-K and Form 10-Q). These and other factors make it more difficult for outside observers, such as research analysts, to predict what our earnings will be in any given fiscal quarter or year.

Outside analysts, like all investors, have the right to make their own predictions as to what the Company's financial results will be in a given fiscal year or quarter or even in future years. Outside analysts, however, have access to no more material information about the Company's plans than any other public investor, and the Company does not endorse their predictions as to our future performance. Nor does the Company assume any responsibility to correct the predictions of outside analysts or others when they differ from the Company's own internal expectations. When the Company announces actual results that differ from those that outside analysts or others have been predicting, the market price of the Company's securities could be affected. Investors who rely on the predictions of outside analysts or others when making investment decisions with respect to the Company's securities do so at their own risk. The Company takes no responsibility for any losses suffered as a result of such changes in the prices of the Company's securities.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.             Description
-----------             -----------

     99.1               Press release dated August 16, 2006 of The Estee Lauder
                        Companies Inc.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 THE ESTEE LAUDER COMPANIES INC.

Date: August 16, 2006
                                                   By: /s/RICHARD W. KUNES
                                                      ----------------------
                                                         Richard W. Kunes
                                                     Executive Vice President
                                                    and Chief Financial Officer
                                                     (Principal Financial and
                                                        Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.               Description
-----------               -----------

   99.1                   Press release dated August 16, 2006 of The Estee
                          Lauder Companies Inc.

                                                                    EXHIBIT 99.1
THE ESTEE LAUDER                                                            News
COMPANIES INC.                                                          Contact:
                                                             Investor Relations:
                                                                 Dennis D'Andrea
                                                                  (212) 572-4384


767 Fifth Avenue                                                Media Relations:
New York, NY 10153                                                  Sally Susman
                                                                  (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

             ESTEE LAUDER COMPANIES REPORTS FISCAL YEAR 2006 RESULTS

             PROVIDES OUTLOOK FOR FIRST QUARTER AND FISCAL YEAR 2007

New York, NY, August 16, 2006 - The Estee Lauder Companies Inc. (NYSE: EL) today reported $6.46 billion in net sales for its fiscal year ended June 30, 2006, a 3% increase over the $6.28 billion reported in the prior year. Excluding the impact of foreign currency translation, net sales rose 4%.

William P. Lauder, President and Chief Executive Officer said, "Fiscal 2006 was a year in which we were tested. We weathered unprecedented challenges from retailer consolidations, natural disasters, and a more demanding marketplace. However, I'm pleased to report that our Company responded exceptionally well by basically doing what we do best: creating excitement for our brands and products and giving value to our consumers. As a result, we not only turned in respectable financial results, we also made substantial progress in our strategic growth drivers and protected the bottom line through accelerated cost reductions."

"Looking at the strength of our Company, our long-range plan is paying off. Our international business continues to become a larger mix of our sales and profits. In this new fiscal year we plan to further build a foothold and exploit opportunities in strategic emerging markets and distribution channels, while continuing to pursue share gains in more developed markets, including the U.S. Robust new product activity, effective advertising and ongoing cost savings give us confidence that our fiscal 2007 financial objectives of $2.00 to $2.10 earnings per share on 5% to 7% sales growth are achievable."

The Company reported net earnings from continuing operations, including special charges, for the year ended June 30, 2006 of $324.5 million, compared with $409.9 million last year. Diluted earnings per common share from continuing operations for the year was $1.49 compared with $1.80 reported in the prior year.

Net earnings and diluted earnings per share for the year, including the special charges and discontinued operations decreased 40% and 37%, respectively, compared with the prior year.

The Company's fiscal year 2006 results included $93.0 million, after-tax, or $.43 per diluted share in special charges for the Company's previously announced cost savings initiative and tax-related matters. Included in the charges was an operating expense charge of $92.1 million, equal to $.27 per diluted common share related to the cost savings initiative, which is expected to realize approximately $76 million in annual savings in future years. Fiscal year 2006 results also included a special tax charge, recorded in the fourth quarter, related to the previously announced settlement with the Internal Revenue Service regarding its examination of the Company's consolidated Federal income tax returns for fiscal years 1998 through 2001 and represents the aggregate earnings impact of the settlement through fiscal 2006. The impact of this agreement was partially offset by the completion and final computations related to the repatriation of intercompany dividends under the provisions of the American Jobs Creation Act of 2004 (the "AJCA"). On a combined basis, these tax-related matters amounted to a net charge of $35.0 million and negatively impacted diluted earnings per common share for the full fiscal year 2006 by $.16.

Excluding the above-mentioned special charges in fiscal year 2006, net earnings from continuing operations for fiscal year 2006 was $417.5 million and diluted earnings per share was $1.92. A reconciliation between GAAP and non-GAAP financial measures can be found on page 10 of this press release.

Fourth Quarter Results
----------------------

For the three months ended June 30, 2006, the Company reported net sales of $1.60 billion, a 5% increase from $1.53 billion in the fourth quarter of fiscal 2005. Excluding the impact of foreign currency translation, net sales also rose 5% in the fourth quarter. On a reported basis, as well as in constant currency, net sales increased in each product category and geographic region.

The Company reported net earnings from continuing operations for the fourth quarter of fiscal year 2006 of $49.1 million, including special charges, versus $66.9 million in the same prior-year period. Diluted earnings per common share from continuing operations for the three months ended June 30, 2006, was $.23 compared with $.30 reported in the same prior-year period.

Net earnings and diluted earnings per share, including the special charges and discontinued operations, for the fourth quarter decreased 33% and 30%, respectively, compared with the prior-year period.

During the three months ended June 30, 2006, the Company recorded special charges of $59.7 million, after-tax, equal to $.28 per diluted share, consisting of (a) an operating expense charge of $38.9 million, or $.12 per diluted share, related to the implementation of the cost savings initiative, and (b) tax-related matters of $35.0 million, equal to $.16 per diluted share. The prior year fourth quarter included a special tax charge related to the AJCA of $.12 per diluted share.

Excluding the special charges in the three months ended June 30, 2006 and 2005, net earnings from continuing operations rose 15% to $108.8 million and diluted earnings per share from continuing operations increased 21% to $.51. See reconciliation on page 10.


Full-Year Results by Product Category
-------------------------------------
                                                                Year Ended June 30
                                                                ------------------
                                                                                                           Percent
(Unaudited; Dollars in millions)           Net Sales            Percent Change         Operating Income     Change
--------------------------------           ---------            --------------         ----------------    -------
                                                            Reported     Local                             Reported
                                        2006       2005       Basis    Currency         2006       2005     Basis
                                        ----       ----       -----    --------         ----       ----     -----

Skin Care...........................  $2,400.8   $2,352.1      2.1%       3.4%        $346.4     $365.8     (5.3)%
Makeup..............................   2,504.2    2,366.8      5.8        6.6          329.4      301.1      9.4
Fragrance...........................   1,213.3    1,260.6     (3.8)      (2.3)           7.7       35.8    (78.5)
Hair Care...........................     318.7      273.9     16.4       16.5           26.5       22.8     16.2
Other...............................      26.8       26.6      0.8        1.1            1.7        1.3     30.8
                                      --------   --------                             ------     ------
   Subtotal.........................   6,463.8    6,280.0      2.9        4.0          711.7      726.8     (2.1)
Special charges related to cost
   savings initiative...............      -          -                                 (92.1)       -
                                      --------   --------                             ------     ------
   Total............................  $6,463.8   $6,280.0      2.9%       4.0%        $619.6     $726.8    (14.7)%
                                      ========   ========                             ======     ======

Skin Care
---------
   o Net sales of skin care products benefited from the fiscal 2006 launches of Resilience Lift Extreme Ultra Firming Cremes by Estee Lauder and Turnaround Concentrate Visible Skin Renewer from Clinique.
   o Higher sales of Perfectionist [CP+] and Re-Nutriv Ultimate Lifting Serum by Estee Lauder, and the 3-Step Skin Care System from Clinique also contributed to growth.
   o Lower sales of certain existing products, particularly in certain of the Company's core brands and declines in BeautyBank brands, which completed their initial rollout in fiscal 2005, partially offset the increases.
   o Operating income declined reflecting lower than anticipated sales in some of our core brands.

Makeup
------
   o Makeup sales for the year increased primarily reflecting solid growth from the Company's makeup artist brands, M.A.C and Bobbi Brown.
   o Challenges in certain core brands, lower sales of some existing products, as well as declines in BeautyBank brands, partially offset these positive results.
   o Makeup operating results increased primarily reflecting improvements in the Company's makeup artist brands.

Fragrance
---------
   o Fragrance sales decreased compared to the prior year as the fragrance category continues to be challenging, particularly in the United States, reflecting lower sales of Estee Lauder Beyond Paradise and various Clinique and Tommy Hilfiger fragrances.
   o The current year launches of Unforgivable by Sean John and True Star Men from Tommy Hilfiger contributed positively to the category's sales.
   o Solid sales growth was generated from Estee Lauder pleasures, as well as the strong international success of DKNY Be Delicious.
   o Operating results in the fragrance product category declined reflecting lower net sales, and, to a lesser extent, expenses incurred related to the development of new products and brands.

Hair Care
---------
   o Sales of hair care products and services increased primarily due to higher sales at Aveda and Bumble and bumble.
   o Higher sales at Bumble and bumble were primarily due to new points of distribution, strong like door growth, as well as the launch of hair Shine and Powder products.
   o Aveda net sales growth was due to the recent launch of Damage Remedy hair care products, continued strong demand for professional color products, and from the recent acquisition of a distributor.
   o Hair care operating income increased due to the strong global sales growth.


Full-Year Results by Geographic Region
--------------------------------------
                                                                Year Ended June 30
                                                                ------------------
                                                                                                           Percent
(Unaudited; Dollars in millions)           Net Sales           Percent Change         Operating Income      Change
--------------------------------           ---------           --------------         ----------------     -------
                                                            Reported     Local                            Reported
                                        2006       2005       Basis    Currency        2006       2005      Basis
                                        ----       ----       -----    --------        ----       ----      -----

The Americas........................  $3,446.4   $3,351.1      2.8%       2.4%       $ 344.1    $ 366.2     (6.0)%
Europe, the Middle East & Africa....   2,147.7    2,109.1      1.8        5.4          297.5      305.3     (2.6)
Asia/Pacific........................     869.7      819.8      6.1        7.0           70.1       55.3     26.8
                                      --------   --------                            -------    -------
   Subtotal.........................   6,463.8    6,280.0      2.9        4.0          711.7      726.8     (2.1)
Special charges related to cost
   savings initiative...............      -          -                                 (92.1)     -
                                      --------   --------                            -------    -------
   Total............................  $6,463.8   $6,280.0      2.9%       4.0%       $ 619.6    $ 726.8    (14.7)%
                                      ========   ========                            =======    =======

The Americas
------------
   o Net sales for the year increased, led by growth in the hair care and makeup product categories. Virtually all developing brands posted increases, as well as overall growth in the Company's online business, Canada and Mexico.
   o Sales in the region were tempered by decreases in certain core brands which continue to be challenged by competitive pressures and retailer consolidations, principally the merger of Federated Department Stores, Inc. (Federated) and May Department Stores Company (May).
   o Net sales were lower at the Company's BeautyBank brands, which completed their initial rollout in the prior year.
   o Primarily as a result of the challenges and the incremental expenses related to new accounting rules for stock-based compensation, operating income in the Americas declined from the prior year. Partially offsetting these decreases were higher operating results from various businesses including the Company's makeup artist brands and online.

Europe, the Middle East & Africa
--------------------------------
  o In constant currency, higher sales were led by the Company's travel retail and distributor businesses, the United Kingdom, Russia and South Africa. Higher sales were aided by the continued success of DKNY Be Delicious and strong sales of M.A.C products.
  o Lower sales were experienced primarily in Spain due to changes in the Company's distribution policy and a challenging retail environment in that country.

   o Operating profitability declined compared to the prior year primarily due to lower results in Spain, Benelux and Italy, partially offset by improved results in France, the Company's travel retail business and Central Europe.

Asia/Pacific
------------
   o Virtually all countries in the region reported local currency sales increases, with strong double-digit growth in China and Hong Kong, solid growth in Korea and low single-digit gains in Japan.
   o Operating profit in the region increased led by double-digit gains in Korea and Japan and improved results in China. Lower results were reported in Taiwan.


Full-Year Cash Flows
--------------------

   o For the twelve months ended June 30, 2006, the Company generated $727.3 million in cash flow provided by operating activities from continuing operations, a 52% increase compared with $479.2 million in the prior-year period.
   o The increase primarily reflects improvements in certain working capital components, particularly due to better inventory management, a decrease in accounts receivable, reflecting higher domestic collections, and increases in other accrued liabilities. These favorable changes were partially offset by lower net earnings from continuing operations.
   o Operating cash flow was utilized primarily for the repurchase of shares of the Company's Class A Common Stock, capital investments, the repayment of long-term debt and dividend payments.

Estimate of Fiscal 2007 First Quarter and Full Year
---------------------------------------------------

   o Recent events related to the suspected terrorist activities in the United Kingdom and subsequent restrictions on products that can be carried in flight have created uncertainty in the Company's outlook for its travel retail business in fiscal 2007. Based on current information, we do not believe these events will have a material adverse effect on the Company's results of operations for its fiscal 2007 first quarter or full year. In fiscal 2006, the Company's travel retail business comprised approximately 7% of total Company sales, and accounted for approximately 20% of operating income.

First Quarter
-------------
   o Net sales are expected to grow between 5 and 7% in constant currency and on a reported basis.
   o The Company's fiscal first quarter will be negatively impacted by stores that closed last year resulting from the merger of Federated and May.
   o Significant planned increases in investment spending in certain core, fast growing and developing brands are also expected to temper the Company's first quarter results.
   o Diluted earnings per share from continuing operations is projected to be between $.15 and $.20.

Full Year
---------
   o     Net sales are expected to grow between 5 and 7% in constant currency.
   o Foreign currency translation impact is expected to be minimal versus fiscal 2006.
   o Diluted earnings per share from continuing operations is projected to be between $2.00 and $2.10, including $.08 per share impact related to the Federated store closures.
   o On a product category basis, in constant currency, sales in hair care and makeup are expected to be the leading sales growth categories, followed by skin care. Fragrance is expected to post a slight increase.
   o Geographic region net sales growth in constant currency is expected to be led by Asia/Pacific and Europe, the Middle East & Africa, followed by the Americas.
   o The Company continues to expect to deliver approximately $37 million in incremental savings in the current fiscal year ending June 30, 2007, under its cost savings initiative implemented in fiscal 2006.
   o Full fiscal year 2007 estimate includes $50 million of net sales and six cents diluted earnings per share related to our business in the Lord & Taylor retail chain, which was recently sold by Federated. If as a result of the sale, store closures within this chain take place during our fiscal year, such closures will reduce our fiscal 2007 results.

Forward-Looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "expect," "believe," "planned," "may," "could," "should," "anticipate," "estimate," "projected," those in Mr. Lauder's remarks and those in the "Estimate of Fiscal 2007 First Quarter and Full Year" section involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (1) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (2) the Company's ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in core brands, including gift with purchase, and in the Company's fragrance business;
     (3) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products and destocking, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (4)  destocking by retailers;
     (5) the success, or changes in timing or scope, of new product launches and the success, or changes in the timing or scope, of advertising, sampling and merchandising programs;
     (6) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (7) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (8) changes in the laws, regulations and policies (including the interpretation and enforcement thereof) that affect, or will affect, the Company's business, including those relating to its products, changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;
     (9) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (10) changes in global or local conditions, including those due to natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase the Company's products while traveling, the financial strength of the Company's customers or suppliers, the Company's operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the cost and availability of raw materials and the assumptions underlying the Company's critical accounting estimates;
     (11) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories) or at the Company's distribution and inventory centers;
     (12) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company sells its products and the costs associated with the Company's other facilities;
     (13) changes in product mix to products which are less profitable;
     (14) the Company's ability to acquire, develop or implement new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (15) the Company's ability to capitalize on opportunities for improved efficiency, such as publicly-announced cost-savings initiatives and the success of Stila under new ownership, and to integrate acquired businesses and realize value therefrom;
     (16) consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation;
     (17) the timing and impact of acquisitions and divestitures, which depend on willing sellers and buyers, respectively; and
     (18) additional factors as described in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

     The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good Skin(TM), Donald Trump The Fragrance, Grassroots, Sean John, Missoni and Daisy Fuentes.

An electronic version of this release can be found at the Company's website, www.elcompanies.com.
--------------------


                                - Tables Follow -


                                                    THE ESTEE LAUDER COMPANIES INC.

                                                    SUMMARY OF CONSOLIDATED RESULTS
                                        (Unaudited; Dollars in millions, except per share data)



                                                               Three Months Ended                  Year Ended
                                                                    June 30                          June 30
                                                                    -------        Percent           -------       Percent
                                                                 2006       2005    Change       2006       2005    Change
                                                                 ----       ----    ------       ----       ----    ------

Net Sales.................................................     $1,604.6   $1,528.1    5.0%     $6,463.8   $6,280.0    2.9%
Cost of sales.............................................        397.1      367.5              1,686.6    1,602.8
                                                               --------   --------             --------   --------
Gross Profit..............................................      1,207.5    1,160.6    4.0%      4,777.2    4,677.2    2.1%
                                                               --------   --------             --------   --------
       Gross Margin.......................................         75.3%      75.9%                73.9%      74.5%

Operating expenses:
   Selling, general and administrative....................      1,021.1    1,001.6              4,065.5    3,950.4
   Special charges related to cost savings initiative (A).         38.9       -                    92.1       -
                                                               --------   --------             --------   --------
                                                                1,060.0    1,001.6    5.8%      4,157.6    3,950.4    5.2%
                                                               --------   --------             --------   --------
       Operating Expense Margin...........................         66.1%      65.5%                64.3%      62.9%

Operating Income .........................................        147.5      159.0   (7.2)%       619.6      726.8  (14.7)%
       Operating Income Margin............................          9.2%      10.4%                 9.6%      11.6%

Interest expense, net.....................................          4.7        3.2                 23.8       13.9
                                                               --------   --------             --------   --------
Earnings before Income Taxes, Minority Interest
   and Discontinued Operations............................        142.8      155.8   (8.3)%       595.8      712.9  (16.4)%
Provision for income taxes (B)............................         90.3       85.4                259.7      293.7
Minority interest, net of tax.............................         (3.4)      (3.5)               (11.6)      (9.3)
                                                               --------   --------             --------   --------
Net Earnings from Continuing Operations...................         49.1       66.9  (26.6)%       324.5      409.9  (20.8)%
Discontinued operations, net of tax (C)...................         (4.6)      (0.3)               (80.3)      (3.8)
                                                               --------   --------             --------   --------
Net Earnings..............................................     $   44.5   $   66.6  (33.2)%    $  244.2   $  406.1  (39.9)%
                                                               ========   ========             ========   ========

Basic net earnings per common share:
   Net earnings from continuing operations................     $    .23   $    .30  (22.7)%    $   1.51   $   1.82  (17.0)%
   Discontinued operations, net of tax....................         (.02)      (.00)                (.37)      (.02)
                                                               --------   --------             --------   --------
   Net earnings ..........................................     $    .21   $    .30  (29.8)%    $   1.14   $   1.80  (37.0)%
                                                               ========   ========             ========   ========

Diluted net earnings per common share:
   Net earnings from continuing operations................     $    .23   $    .30  (22.9)%    $   1.49   $   1.80  (16.8)%
   Discontinued operations, net of tax....................         (.02)      (.00)                (.37)      (.02)
                                                               --------   --------             --------   --------
   Net earnings ..........................................     $    .21   $    .30  (30.1)%    $   1.12   $   1.78  (36.8)%
                                                               ========   ========             ========   ========

Weighted average common shares outstanding:
   Basic..................................................        212.0      223.1                215.0      225.3
   Diluted................................................        214.7      225.3                217.4      228.6

(A) As part of an initiative to reduce expenses, the Company commenced streamlined process and organizational changes. The principal component of the initiative in fiscal 2006 was a voluntary separation program offered to employees. During the three and twelve months ended June 30, 2006, the Company recorded charges of $38.9 million and $92.1 million, respectively, related to the implementation of this cost savings initiative. The provision for income taxes related to these charges was $14.2 million and $34.1 million, for the three and twelve months ended June 30, 2006, respectively.

(B) In July 2006 the Company reached a settlement with the Internal Revenue Service (IRS) regarding its examination of the Company's consolidated Federal income tax returns for the fiscal years ended June 30, 1998 through June 30, 2001. The settlement resolved previously disclosed issues raised during the IRS's examination, including transfer pricing and foreign tax credit computations. While the settlement concludes the audit for fiscal years 1998 through 2001, the statement of earnings impact related to these issues also has been computed for all subsequent periods and the aggregate impact was recorded in the fourth quarter of fiscal year ended June 30, 2006. The settlement resulted in an increase to the Company's fiscal 2006 income tax provision and a corresponding decrease in fiscal 2006 net earnings of approximately $46 million, or approximately $.21 per diluted common share.

                         THE ESTEE LAUDER COMPANIES INC.

                         SUMMARY OF CONSOLIDATED RESULTS


During the fourth quarter of fiscal 2006, the Company completed the repatriation of foreign earnings through intercompany dividends under the provisions of the American Jobs Creation Act of 2004 (the "AJCA"). In connection with the repatriation, the Company finalized computations of the related aggregate tax impact, resulting in a favorable adjustment of approximately $11 million, or approximately $.05 per diluted common share, to the Company's initial tax charge of $35 million recorded in fiscal 2005.

The tax settlement, combined with the favorable adjustment to the fiscal 2005 AJCA-related tax charge, resulted in a net increase to the Company's fiscal 2006 income tax provision and a corresponding decrease in fiscal 2006 net earnings of approximately $35 million, or approximately $.16 per diluted common share.

In fiscal 2005, the Company planned to repatriate approximately $690 million of foreign earnings in fiscal year 2006, which included $500 million of extraordinary intercompany dividends under the provisions of the AJCA. That plan resulted in an aggregate tax charge of approximately $35 million in the Company's fiscal year ended June 30, 2005, which included an incremental tax charge of $27.5 million, equal to $.12 per diluted common share.

(C) On April 10, 2006, the Company completed the sale of certain assets and operations of the reporting unit that marketed and sold Stila brand products. The Company recorded charges of $4.6 million (net of $2.6 million tax benefit) and $80.3 million (net of $43.3 million tax benefit) to discontinued operations for the three and twelve months ended June 30, 2006, respectively. The charges reflect the loss on the disposition of the business of $3.6 million and $69.9 million, net of tax, for the three and twelve months ended June 30, 2006, respectively, which represent adjustments to the fair value of assets sold, the costs to dispose of those assets not acquired by the purchaser and other costs in connection with the sale. The charges also include the operating losses of $1.0 million and $10.4 million, net of tax, for the three and twelve months ended June 30, 2006, respectively. Net sales associated with the discontinued operations were $6.8 million and $45.1 million for the three and twelve months ended June 30, 2006, respectively. All statements of earnings information for the prior periods have been restated for comparative purposes, including the restatement of the makeup product category and each of the geographic regions.

------------------
This earnings release includes some non-GAAP financial measures relating to these charges. The following is a reconciliation between the non-GAAP financial measures and the most directly comparable GAAP measure for certain statement of earnings accounts before and after the special charges. The Company uses the non-GAAP financial measure, among other things, to evaluate its operating performance and the measure represents the manner in which the Company conducts and views its business. Management believes that excluding these items that are special in nature or that are not comparable from period to period helps investors and others compare operating performance between two periods. While the Company considers the non-GAAP measures useful in analyzing our results, it is not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with GAAP.


                                                    THE ESTEE LAUDER COMPANIES INC.

                        RECONCILIATION OF CERTAIN STATEMENT OF EARNINGS ACCOUNTS BEFORE AND AFTER SPECIAL CHARGES
                                        (Unaudited; Dollars in millions, except per share data)


                                    Three Months Ended June 30, 2006       Three Months Ended June 30, 2005
                                    --------------------------------       --------------------------------
                                                                                                                % Change
                                                             Before                                   Before    versus
                                                  Special    Special                      Special     Special   Prior Year
                                    As Reported   Charges    Charges       As Reported    Charges     Charges   Before Charges
                                    -----------   -------    -------       -----------    -------     -------   --------------

Operating Expenses...............      $1,060.0    $38.9     $1,021.1         $1,001.6     $  -       $1,001.6        1.9%
    Operating Expense Margin.....          66.1%                 63.7%            65.5%                   65.5%

Operating Income.................         147.5     38.9        186.4            159.0        -          159.0       17.2%
    Operating Income Margin......           9.2%                 11.6%            10.4%                   10.4%

Provision for income taxes.......          90.3     20.8         69.5             85.4       27.5         57.9

Net Earnings from Continuing
Operations.......................          49.1     59.7        108.8             66.9       27.5         94.4       15.3%

Net Earnings.....................          44.5     59.7        104.2             66.6       27.5         94.1       10.7%

Diluted net earnings per common share:
Net earnings from continuing operations     .23      .28          .51              .30        .12          .42       21.0%
Net earnings.....................           .21      .28          .49              .30        .12          .42       16.0%



                                        Year Ended June 30, 2006                Year Ended June 30, 2005
                                        ------------------------                ------------------------
                                                                                                                % Change
                                                             Before                                   Before    versus
                                                  Special    Special                      Special     Special   Prior Year
                                    As Reported   Charges    Charges       As Reported    Charges     Charges   Before Charges
                                    -----------   -------    -------       -----------    -------     -------   --------------

Operating Expenses...............      $4,157.6    $92.1     $4,065.5         $3,950.4       $  -     $3,950.4        2.9%
    Operating Expense Margin.....          64.3%                 62.9%            62.9%                   62.9%

Operating Income.................         619.6     92.1        711.7            726.8          -        726.8       (2.1)%
    Operating Income Margin......           9.6%                 11.0%            11.6%                   11.6%

Provision for income taxes.......         259.7      0.9        258.8            293.7       27.5        266.2

Net Earnings from Continuing
Operations.......................         324.5     93.0        417.5            409.9       27.5        437.4       (4.5)%

Net Earnings.....................         244.2     93.0        337.2            406.1       27.5        433.6      (22.2)%

Diluted net earnings per common share:
Net earnings from continuing operations    1.49      .43         1.92             1.80        .12         1.92        0.4%
Net earnings.....................          1.12      .43         1.55             1.78        .12         1.90      (18.2)%





                                                   THE ESTEE LAUDER COMPANIES INC.

                                                    SUMMARY OF CONSOLIDATED RESULTS
                                                    (Unaudited; Dollars in millions)


                                      Three Months Ended                                Year Ended
                                            June 30           Percent Change              June 30           Percent Change
                                            -------           --------------              -------           --------------
                                                            Reported     Local                            Reported    Local
                                        2006       2005       Basis    Currency       2006       2005       Basis    Currency
                                        ----       ----       -----    --------       ----       ----       -----    --------

NET SALES
By Region:
   The Americas.....................  $  816.5   $  762.4      7.1%       6.5%      $3,446.4   $3,351.1      2.8%       2.4%
   Europe, the Middle East & Africa      569.8      567.3      0.4        1.3        2,147.7    2,109.1      1.8        5.4
   Asia/Pacific.....................     218.3      198.4     10.0       11.4          869.7      819.8      6.1        7.0
                                      --------   --------                           --------   --------
     Total..........................  $1,604.6   $1,528.1      5.0%       5.2%      $6,463.8   $6,280.0      2.9%       4.0%
                                      ========   ========                           ========   ========


By Product Category:
   Skin Care........................  $  622.2   $  602.2      3.3%       3.8%      $2,400.8   $2,352.1      2.1%       3.4%
   Makeup...........................     622.1      587.4      5.9        5.9        2,504.2    2,366.8      5.8        6.6
   Fragrance........................     265.9      261.6      1.6        1.7        1,213.3    1,260.6     (3.8)      (2.3)
   Hair Care........................      88.8       71.9     23.5       23.4          318.7      273.9     16.4       16.5
   Other............................       5.6        5.0     12.0       12.0           26.8       26.6      0.8        1.1
                                      --------   --------                           --------   --------
     Total..........................  $1,604.6   $1,528.1      5.0%       5.2%      $6,463.8   $6,280.0      2.9%       4.0%
                                      ========   ========                           ========   ========


OPERATING INCOME (LOSS)
By Region:
   The Americas.....................  $   84.9   $   55.8     52.2%                 $  344.1   $  366.2     (6.0)%
   Europe, the Middle East & Africa       88.2       93.5     (5.7)                    297.5      305.3     (2.6)
   Asia/Pacific.....................      13.3        9.7     37.1                      70.1       55.3     26.8
                                      ---------  --------                           --------   --------
     Subtotal.......................     186.4      159.0     17.2                     711.7      726.8     (2.1)
   Special charges related to cost
     savings initiative.............     (38.9)       -                                (92.1)       -
                                      --------   --------                           --------   --------
     Total..........................  $  147.5   $  159.0    (7.2)%                 $  619.6   $  726.8    (14.7)%
                                      ========   ========                           ========   ========


By Product Category:
   Skin Care........................  $   94.0   $   90.8      3.5%                 $  346.4   $  365.8     (5.3)%
   Makeup...........................      83.9       68.2     23.0                     329.4      301.1      9.4
   Fragrance........................       2.5       (4.5)   100.0+                      7.7       35.8    (78.5)
   Hair Care........................       6.8        5.1     33.3                      26.5       22.8     16.2
   Other............................      (0.8)      (0.6)   (33.3)                      1.7        1.3     30.8
                                      --------   --------                           --------   --------
     Subtotal.......................     186.4      159.0     17.2                     711.7      726.8     (2.1)
   Special charges related to cost
     savings initiative.............     (38.9)       -                                (92.1)       -
                                      --------   --------                           --------   --------
     Total..........................  $  147.5   $  159.0     (7.2)%                $  619.6   $  726.8    (14.7)%
                                      ========   ========                           ========   ========





                                                      THE ESTEE LAUDER COMPANIES INC.
                                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                                       (Unaudited; In millions)

                                                                                            June 30          June 30
                                                                                              2006             2005
                                                                                              ----             ----
                                         ASSETS
Current Assets
Cash and cash equivalents...............................................................    $  368.6         $  553.3
Accounts receivable, net................................................................       771.2            776.6
Inventory and promotional merchandise, net..............................................       766.3            768.3
Prepaid expenses and other current assets...............................................       270.8            204.4
                                                                                            --------         --------
     Total Current Assets...............................................................     2,176.9          2,302.6
                                                                                            --------         --------

Property, Plant and Equipment, net......................................................       758.0            694.2
Other Assets  ..........................................................................       849.2            889.0
                                                                                            --------         --------
     Total Assets.......................................................................    $3,784.1         $3,885.8
                                                                                            ========         ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term debt.........................................................................    $   89.7         $  263.6
Accounts payable........................................................................       264.5            249.4
Other current liabilities...............................................................     1,084.0            984.7
                                                                                            --------         --------
     Total Current Liabilities..........................................................     1,438.2          1,497.7
                                                                                            --------         --------

Noncurrent Liabilities
Long-term debt..........................................................................       431.8            451.1
Other noncurrent liabilities and minority interest......................................       291.8            244.2
Total Stockholders' Equity..............................................................     1,622.3          1,692.8
                                                                                            --------         --------
     Total Liabilities and Stockholders' Equity.........................................    $3,784.1         $3,885.8
                                                                                            ========         ========


                                SELECTED CASH FLOW DATA
                                (Unaudited; In millions)
                                                                                                     Year Ended
                                                                                                       June 30
                                                                                                       -------
                                                                                                  2006          2005
                                                                                                  ----          ----
Cash Flows from Operating Activities
   Net earnings.........................................................................         $244.2        $406.1
   Depreciation and amortization........................................................          198.4         196.7
   Deferred income taxes................................................................          (74.3)        104.9
   Discontinued operations..............................................................           80.3           -
   Other items..........................................................................           54.8          19.0
   Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable, net..................................           14.6        (106.6)
       Decrease (increase) in inventory and promotional merchandise, net................            1.9        (105.1)
       Increase (decrease) in accounts payable and other accrued liabilities............          138.8         (50.4)
       Other operating assets and liabilities, net......................................           68.6          14.6
                                                                                                 ------        ------
         Net cash flows provided by operating activities from continuing operations.....         $727.3        $479.2
                                                                                                 ======        ======

   Capital expenditures.................................................................          260.6         229.6
   Repayments and redemptions of long-term debt.........................................           97.8           2.5
   Payments to acquire treasury stock...................................................          400.5         438.6
   Dividends paid.......................................................................           85.4          90.1
                                      ###
